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                                                                    Exhibit 99.1

CINCINNATI BELL INC.
                                                                 PRESS RELEASE

Investor contact:                              Media contact:
Mike Hemsath                                   Libby Korosec
513.397.7788                                   513.397.1589
mike.hemsath@cinbell.com                       libby.korosec@cinbell.com


                JOHN F. CASSIDY NAMED CEO OF CINCINNATI BELL INC.


CINCINNATI - July 28, 2003-- Cincinnati Bell Inc. (NYSE: CBB) today announced that John F. Cassidy has been named president and chief executive officer of the company.

Cassidy, 49, was previously president and chief operating officer of Cincinnati Bell Inc. and will continue in those responsibilities.

"Jack Cassidy has an impressive track record of strong and innovative leadership," said Phil Cox, Cincinnati Bell's chairman. "Jack oversaw several key initiatives - including our extremely successful launches of wireless and long distance and most recently the merging of all our local businesses - that have helped make Cincinnati Bell one of the most successful communications companies in the nation. During his tenure, Cincinnati Bell has exhibited some of the strongest financial results in the industry while winning unprecedented customer satisfaction awards. His leadership will further strengthen Cincinnati Bell and bring more value to shareholders, customers, employees and the community."

"I am excited by the opportunity and the coming challenges that we face," said Cassidy. "My intent is to continue the strong top and bottom line growth we've seen in the past few years, further de-leverage our balance sheet and position the company for future growth and success."



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"I thank the board of directors for their confidence and support, as well as the
3,000 Cincinnati Bell employees for their hard work and dedication," said Cassidy. "This company has a legacy of outstanding performance based on the efforts of retirees and past management, one which we thank them for and will continue to build upon."

Cassidy has been with Cincinnati Bell seven years, during which time he led the nation's most successful PCS business, and later, the nation's most successful prepaid PCS business, branded i-wireless. Under his watch as president and COO, the company earned its first-ever national award for customer satisfaction and then went on to earn five more in just three years.

Prior to launching Cincinnati Bell Wireless, Cassidy served as Vice President of Sales for Cantel, Canada's largest cellular provider. He joined Cantel after holding the position of Vice President of Sales and Marketing for Ericsson Communication's mobile handset business, where he was responsible for the brand's introduction in North America. Cassidy was formerly Vice President of Sales and Marketing for the General Electric cellular phone business.

Beyond his work in the telecommunications industry, Cassidy is also an active member of the community serving on several charitable and business boards.


                                      # # #

ABOUT CINCINNATI BELL INC.

Cincinnati Bell Inc. (NYSE: CBB) is one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Cincinnati Bell is headquartered in Cincinnati, Ohio. For more information, visit www.cincinnatibell.com.

Note: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Cincinnati Bell's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Cincinnati Bell's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2002 Form 10-K for Cincinnati Bell Inc.